UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K

 ___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 19, 2019

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Stanley Black & Decker, Inc.
(Exact name of registrant as specified in its charter)
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Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 225-5111
Not Applicable
Former name or former address, if changed since last report
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 25, 2019 IPS Worldwide, LLC (“IPS”), a third-party provider of freight payment processing services for Stanley Black & Decker, Inc. ("the Company"), filed for Chapter 11 bankruptcy protection and listed the Company as an unsecured creditor. As of December 29, 2018, there were outstanding obligations of approximately $50 million owed to certain of the Company’s freight carriers. Such amounts had previously been remitted to IPS through a third-party financing program for ultimate payment to these freight carriers. However, due to nonperformance of IPS with respect to processing these payments and the Company’s obligation to its freight carriers, an incremental $50 million charge, that will impact the Company’s previously provided 2018 GAAP earnings per share results, will be reflected in the Company’s full year 2018 GAAP consolidated financial statements when filed on Form 10-K later this month. This charge does not include any amounts that the Company will attempt to recover from insurance and/or through the bankruptcy proceedings, which could ultimately reduce the loss exposure recorded.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

February 19, 2019	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary